THE BLACKWING GROUP, LLC

18921G E VALLEY VIEW PARKWAY #325

INDEPENDENCE, MO 64055

816-813-0098

January 27, 2009

Securities and Exchange Commission
100 F. Street, N.E.
Washington, DC 20549

RE: BigSky Productions, Inc.

We have read the statements that we understand BigSky Productions, Inc.  will include as an exhibit included with the Form 8-K report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm.

Regards,

/s/ The Blackwing Group, LLC
Certified Public Accountants